As filed with the Securities and Exchange Commission on February 8, 1999

                                                 Registration No. 333-71199
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                               AMENDMENT NO. 1 TO

                                   FORM  S-3

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ----------------

                           TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                 5619 DTC Parkway                                    84-1260157
(State or other jurisdiction of              Englewood, Colorado 80111-3000                          (I.R.S. Employer
 incorporation or organization)                     (303) 267-5500                                  Identification No.)
                                    (Address, including zip code, and telephone number,
                               including area code, of registrant's principal executive offices)

                               ----------------

                            Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ----------------
                                  Copies to:
                          Robert W. Murray Jr., Esq.
                             Baker & Botts, L.L.P.
                             599 Lexington Avenue
                           New York, New York 10022
                                (212) 705-5000

                               ----------------

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

              Subject to Completion, dated February 8, 1999

Prospectus

                           TELE-COMMUNICATIONS, INC.

                    Series A TCI Ventures Group Common Stock



     Certain of our stockholders may offer and sell, pursuant to this prospectus, up to 13,000,000 shares of Series A TCI Ventures Group Common Stock. We will not receive any part of the proceeds from any sale of the shares offered by this prospectus.

     The shares offered by this prospectus may be offered and sold in the public market or in private transactions, in the over-the-counter market or in a number of other ways described later in this prospectus. The shares offered by this prospectus may be sold at market prices, at prices related to market prices, at negotiated prices or at one or more fixed prices. If required, a supplement to this prospectus will contain information applicable to a particular offering of the shares offered by this prospectus.

     The trading symbol for the Series A TCI Ventures Group Common Stock is "TCIVA", and those shares trade on the Nasdaq National Market. On February 4, 1999, the closing price was $26.6875 per share.

     The address of our principal executive offices is Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111, and our telephone number is (303) 267-5500.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


             The date of this prospectus is ________________, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available on the Commission's Website at "http://www.sec.gov."

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is a part of this prospectus and will automatically be updated and superseded by the information we later file. Our Commission File Number is 0-20421. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

  1. Annual Report on Form 10-K for the year ended December 31, 1997 (as amended on January 7, 1999 and January 12, 1999);

  2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 (as amended on January 11, 1999), June 30, 1998 (as amended on November 19, 1998 and January 11, 1999) and September 30, 1998 (as amended on January 11, 1999);

  3. Current Reports on Form 8-K filed February 27, 1998, March 6, 1998 (as amended on June 23, 1998 and June 30, 1998), July 1, 1998, October 22, 1998, December 8, 1998, January 7, 1999 (as amended on January 11, 1999), and January 8, 1999 (as amended on January 8, 1999); and

  4. The description of the Series A TCI Ventures Group Common Stock included in Item 1 of our registration statement on Form 8-A (as amended by Form 8-A/A (Amendment No. 1)).

     You may request a copy of these filings and future filings, at no cost, by writing or telephoning us at the following address or number:

                           Tele-Communications, Inc.
                                5619 DTC Parkway
                         Englewood, Colorado 80111-5500
                              Tel:  (303) 267-5500
                           Attn:  Corporate Secretary

                                  THE COMPANY

     Tele-Communications, Inc. or TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various
video distribution media, principally cable television systems.   TCI also has
investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc, a subsidiary of TCI, and its predecessors have been engaged in the cable television business since the early 1950's.

     TCI's common stock is currently divided into three groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of TCI. TCI Group tracking stock is intended to reflect the separate performance of the "TCI Group," which consists primarily of TCI's domestic cable television and information distribution business, including the ownership and operation of various cable television systems, as well as TCI's minority interests in various partnerships owning and operating cable television systems.

     The Liberty Media Group tracking stock is intended to reflect the separate performance of the "Liberty Media Group," which consists primarily of TCI's assets and businesses relating to production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing.

     TCI Ventures Group tracking stock is intended to reflect the separate performance of the "TCI Ventures Group," which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets.

                              RECENT DEVELOPMENTS

The AT&T Merger and the Combination of the Liberty Media Group and the TCI Ventures Group

     General

     On June 23, 1998, TCI entered into an Agreement and Plan of Restructuring and Merger among TCI, AT&T Corp. and Italy Merger Corp., which, subject to the terms and conditions thereof, provides for the acquisition of TCI by AT&T Corp. Such acquisition will be effected through the merger of Italy Merger Corp., a wholly-owned subsidiary of AT&T Corp., with and into TCI, with TCI as the surviving corporation. As a result of the merger, TCI will become a wholly-owned subsidiary of AT&T Corp., and stockholders of TCI will become stockholders of AT&T Corp.

     In a separate proposed transaction, TCI announced its intention, subject to stockholder approval, to reclassify each share of Series A TCI Ventures Group Common Stock, par value $1.00 per share, as 0.52 of a share of Series A Liberty Media Group Common Stock and each share of Series B TCI Ventures Group Common Stock, par value $1.00 per share, as 0.52 of a share of Series B Liberty Media Group Common Stock, par value $1.00 per share, and in connection therewith, to combine the assets and businesses of the Liberty Media Group and the TCI Ventures Group. The combination of the Liberty Media Group and the TCI Ventures Group is expected to occur prior to, but is not conditional upon, the consummation of the merger transaction with AT&T Corp. The combined entity will be called the "Liberty Media Group" and both the Series A and Series B Liberty Media Group Common Stock will thereafter reflect the separate performance of the businesses and assets attributed to such combined entity. Consummation of the combination of the Liberty Media Group and the TCI Ventures Group is subject to certain conditions, including approval of the stockholders of TCI.

     Consideration to be Received by Holders of TCI's Common Stock in the AT&T Merger

     In connection with the merger transaction with AT&T Corp.,

 (1) each share of Series A Liberty Media Group Common Stock outstanding immediately prior to the effective time of such merger will be converted into the right to receive one share of Class A

     Liberty Group Common Stock, $1.00 par value per share, of AT&T Corp. and each share of Series B Liberty Media Group Common Stock outstanding immediately prior to the effective time of such merger will be converted into the right to receive one share of Class B Liberty Group Common Stock, $1.00 par value per share, of AT&T Corp.,

 (2) each share of Series A TCI Group Common Stock outstanding immediately prior to the effective time of such merger will be converted into the right to receive 0.7757 of a share of AT&T's Common Stock, $1.00 par value per share, and each share of Series B TCI Group Common Stock outstanding immediately prior to the effective time of such merger will be converted into the right to receive 0.8533 of a share of AT&T Common Stock, and

 (3) if the combination of the Liberty Media Group and the TCI Ventures
     Group has not occurred prior to the effective time of such merger, each share of Series A TCI Ventures Group Common Stock will be converted into the right to receive 0.52 of a share of Class A Liberty Group Common Stock of AT&T Corp. and each share of Series B TCI Ventures Group Common Stock will be converted into the right to receive 0.52 of a share of Class B Liberty Group Common Stock of AT&T Corp., subject to TCI's right to adjust the foregoing exchange ratios for the Series A and Series B TCI Ventures Group Common Stocks as it deems appropriate to reflect the relative values of the TCI Ventures Group and the Liberty Media Group. Both Class A and Class B Liberty Group Common Stock of AT&T Corp. to be issued in the merger transaction with AT&T Corp. will be newly authorized classes of common stock of AT&T Corp. which will be intended to reflect the separate performance of the businesses and assets attributed to the combined Liberty Media Group and TCI Ventures Group. See "--Assets and Business of Combined Liberty Media Group and TCI Ventures Group Following the AT&T Merger" below.

     In general, the merger agreement with AT&T Corp. provides that the holders of shares of Class A Liberty Group Common Stock of AT&T Corp. and holders of shares of Class B Liberty Group Common Stock of AT&T Corp. will vote together as a single class with the holders of shares of AT&T Common Stock on all matters presented to such stockholders. Holders of Class A Liberty Group Common Stock of AT&T Corp. will be entitled to 1/10 of a vote for each share of such stock held, holders of Class B Liberty Group Common Stock of AT&T Corp. will be entitled to one vote for each share of such stock held and holders of AT&T Common Stock will be entitled to one vote for each share of such stock held.

     Assets and Business of the Combined Liberty Media Group and TCI Ventures Group Following the AT&T Merger

     Following the merger transaction with AT&T Corp., the combined Liberty Media Group and TCI Ventures Group will comprise the corporations, partnerships and other entities and interests which, at the time of the merger transaction with AT&T Corp., comprise such combined group or, if the combination of such groups has not occurred, the Liberty Media Group and the TCI Ventures Group. Pursuant to the merger agreement with AT&T Corp., prior to, and conditional upon, the closing of the merger transaction with AT&T Corp., certain assets currently attributed to the TCI Ventures Group (including, among others, the shares of AT&T Common Stock received in the merger of AT&T Corp. and Teleport Communications Group, Inc., the stock of At Home Corporation, the assets of, or outstanding equity interests in, the National Digital Television Center, Inc. and the equity interests in Western Tele-Communications, Inc.) will be transferred to the TCI Group or attributed to the TCI Group in exchange for approximately $5.5 billion in cash. Certain other transfers of assets among TCI's groups will also occur. In addition, upon consummation of the merger transaction with AT&T Corp., the combined Liberty Media Group and TCI Ventures Group will become entitled to the benefit of all the net operating loss carryforwards possessed by TCI as of the date of the merger transaction with AT&T Corp. (which TCI anticipates to be approximately $1.6 billion at September 30, 1998).

     After giving effect to such transfers, the combined Liberty Media Group and TCI Ventures Group will be engaged in four principal lines of business:

     (1) production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products;

     (2) electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing;

     (3) international cable distribution and satellite distributed programming services; and

     (4) various investments in telecommunications products, services and technologies.

     Operations and Management of the Combined Liberty Media Group and TCI Ventures Group Following the AT&T Merger

     Following the merger transaction with AT&T Corp., AT&T Corp. will own 100% of the businesses and assets that comprise the combined Liberty Media Group and TCI Ventures Group. However, the day-to-day management of the businesses of the combined Liberty Media Group and TCI Ventures Group will remain independent of AT&T Corp.'s management. The merger agreement with AT&T Corp. provides that the combined Liberty Media Group and TCI Ventures Group will continue to be managed by certain members of TCI's management who currently manage the businesses of the Liberty Media Group and the TCI Ventures Group. In addition, the merger agreement with AT&T Corp. contemplates the execution of certain agreements at the effective time of the merger transaction with AT&T Corp. which will, among other things,

     (1) provide preferred vendor status to the combined Liberty Media Group and TCI Ventures Group for digital basic distribution on AT&T Corp.'s systems of new programming services created by the combined Liberty Media Group and TCI Ventures Group and its affiliates,

     (2) provide for a renewal of existing affiliation agreements of the combined Liberty Media Group and TCI Ventures Group and its affiliates, and

     (3) provide interactive video services to the combined Liberty Media Group and TCI Ventures Group.

     Conditions to the AT&T Merger

     Consummation of the merger transaction with AT&T Corp. is subject to the satisfaction or, where permissible, waiver of a number of customary conditions to closing, including but not limited to,

     (1)  the separate approvals of the stockholders of AT&T Corp. and TCI,


     (2) receipt of all necessary governmental consents and approvals, including consent of the Federal Communications Commission, and

     (3) absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the merger agreement with AT&T Corp.

Meetings of TCI's and AT&T Corp.'s stockholders to approve the merger transaction with AT&T Corp. are scheduled to be held on February 17, 1999. There can be no assurance that all of the conditions to closing the merger transaction with AT&T Corp. will be satisfied or that the merger transaction with AT&T Corp. will ultimately be consummated.

                              SELLING STOCKHOLDERS

     The selling stockholders under this prospectus are Merrill Lynch International, LB I Group Inc., Lehman Brothers Finance S.A. and Toronto Dominion (New York), Inc. and their successors and assigns. Transferees of shares covered by this prospectus from such selling stockholders and persons that acquire interests in the equity swap transactions discussed herein are also selling stockholders under this prospectus.

     TCI has entered into separate equity swap transactions with each of Merrill Lynch International, Lehman Brothers Finance S.A. and Toronto Dominion (New
York), Inc. with respect to shares of Series A TCI Ventures Group Common Stock. Pursuant to or in connection with those equity swap transactions, the selling stockholders under this prospectus acquired, or may in the future acquire, shares of Series A TCI Ventures Group Common Stock which are "restricted securities" (as that term is defined in Rule 144(a)(3) under the Securities Act of 1933). Shares of Series A TCI Ventures Group Common Stock that are restricted securities may not be transferred unless they are registered under the Securities Act of 1933 or an exemption from registration is available. In connection with the foregoing equity swap transactions, TCI entered into separate registration rights agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Merrill Lynch International, and LB I Group Inc., copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus comprises a part. See "Where You Can Find More Information." Toronto Dominion (New York), Inc. also has rights under LB I Group Inc.'s registration rights agreement. Pursuant to the registration rights agreements TCI has agreed, for the benefit of the selling stockholders under this prospectus, to register the resale from time to time by the selling stockholders under this prospectus of shares of Series A TCI Ventures Group Common Stock acquired pursuant to or in connection with the equity swap transactions. Pursuant to the registration rights agreements, TCI has agreed to keep the registration statement continuously effective under the Securities Act of 1933 until the later of:

     (1) the final settlement of all amounts due to each of the selling stockholders under this prospectus from TCI in connection with the equity swap transactions and

     (2) the sale of all shares of Series A TCI Ventures Group Common Stock held by the selling stockholders under this prospectus which were acquired pursuant to or in connection with the equity swap transactions.

     TCI has agreed to indemnify the selling stockholders under this prospectus against certain liabilities that may arise in connection with any offer and sale of the shares of Series A TCI Ventures Group Common Stock, including liabilities under the Securities Act of 1933, and to contribute to payments that the selling stockholders under this prospectus may be required to make in respect thereof.

     In connection with the equity swap transactions, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, LB I Group Inc. and Toronto Dominion (New
York), Inc. have agreed to vote or cause to be voted all shares of Series A TCI Ventures Group Common Stock acquired by them in connection with the equity swap transactions on any matter submitted for a vote of holders of such stock in such proportion as is equal to the proportion of votes cast in favor of and against such matter by all other holders of such stock (other than holders who are officers or directors of TCI).

     As of January 21, 1999, the selling stockholders under this prospectus owned the shares of Series A TCI Ventures Group Common Stock set forth in the table below. The table also sets forth, for each selling stockholder, the percentage of the outstanding shares of Series A TCI Ventures Group Common Stock that the number of shares owned by that selling stockholder represent and the maximum number of shares of Series A TCI Ventures Group Common Stock to be offered by that selling stockholder pursuant to this prospectus. To the extent required, the name of the selling stockholder in connection with any particular sale of shares of Series A TCI Ventures Group Common Stock, the number of shares of Series A TCI Ventures Group Common Stock to be sold and the number and (if one percent or more) the percentage of the outstanding shares of Series A TCI Ventures Group Common Stock to be owned by such selling stockholder after completion of any sales hereunder will be set forth in a supplement to this prospectus to be attached to this prospectus.


                                                         Maximum Number of
                                                         Shares of Series A
                                 Shares of Series A      TCI Ventures Group
                                 TCI Ventures Group         Common Stock
Name of Selling Stockholder      Common Stock Owned     to be Offered Hereby    Percent of Class /(1)/
------------------------------   ---------------------  ---------------------   ----------------------
LB I Group Inc./(2)/                         0                1,462,930                     *
Lehman Brothers Finance                      0                                              *
 S.A./(2)/                                                              /(3)/

Merrill Lynch International          6,569,934 /(4)/          5,851,718 /(3)/               *
Toronto Dominion (New                5,597,762                4,425,962 /(3)/               *
 York), Inc.

---------------------
*    Less than 1%

/(1)/ Based on 377,191,780 shares of Series A TCI Ventures Group Common Stock outstanding as of December 31, 1998 (which number does not include shares of Series A TCI Ventures Group Common Stock held in treasury or by subsidiaries of TCI)

/(2)/  LB I Group Inc. and Lehman Brothers Finance S.A. are affiliated entities.

/(3)/ Lehman Brothers Finance S.A., Merrill Lynch International and Toronto Dominion (New York), Inc. may offer and sell pursuant to this prospectus an undetermined number of shares of Series A TCI Ventures Group Common Stock, if any, acquired from TCI pursuant to equity swap transactions between TCI and such selling stockholders, but in no event may the aggregate number of shares so sold by Lehman Brothers Finance S.A., Merrill Lynch International and Toronto Dominion (New York), Inc. pursuant to this prospectus exceed 1,259,390 shares of Series A TCI Ventures Group Common Stock (as such number may be adjusted by stock splits, stock dividends or similar transactions).

/(4)/  As of January 22, 1999.

     Except as described below or elsewhere in this prospectus or in any prospectus supplement, neither TCI nor any of its affiliates has had any material relationship with any selling stockholder under this prospectus within the past three years.

     Within the past three years:

 (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as a principal underwriter in several public offerings of securities by subsidiaries of TCI and, in connection with rendering such services, Merrill Lynch,

     Pierce, Fenner & Smith Incorporated received customary fees;

 (2) Merrill Lynch International and/or its affiliates (including Merrill Lynch, Pierce, Fenner & Smith Incorporated) have entered into various swap transactions and related agreements with TCI having an aggregate notional amount of approximately $264.9 million, which notional amount as of February 1, 1999 was approximately $86.1 million; and

 (3) Merrill Lynch International and/or its affiliates have entered into put transactions with TCI with respect to securities of TCI having an aggregate value of approximately $13.3 million.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated is currently acting as financial advisor to TCI in connection with TCI's proposed merger with AT&T Corp. for which Merrill Lynch, Pierce, Fenner & Smith Incorporated will receive customary fees. See "Recent Developments -- The AT&T Merger and the Combination of the Liberty Media Group and the TCI Venture Group".

     Within the past three years, Lehman Brothers Inc., an affiliate of LB I Group Inc. and Lehman Brothers Finance S.A., has also acted as a principal underwriter in several public offerings of securities by subsidiaries of TCI. Lehman Brothers Inc. received customary fees in connection with rendering such services. LB I Group Inc. has entered into additional swap transactions with TCI having an aggregate notional amount of approximately $874.9 million, which notional amount as of February 1, 1999 was approximately $637.6 million. On June 16, 1997, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and LB I Group Inc. purchased $264,946,532 of TCI's common stock in connection with equity swap transactions from the Estate of Bob Magness, the deceased former Chairman of TCI.

     Within the past three years Toronto Dominion (New York), Inc. and/or affiliates thereof have:

 (1) established existing credit facilities for TCI and its affiliates having an aggregate amount of approximately $672.8 million;

 (2) entered into various swap transactions with TCI and its subsidiaries having an aggregate notional amount of approximately $689.4 million, which notional amount as of February 1, 1999 was approximately $573.25 million; and

 (3) had established credit facilities for TCI's affiliates having an aggregate amount of approximately $192 million, which facilities have since terminated.

     Any other material relationship between TCI or any of its affiliates, on the one hand, and a selling stockholder under this prospectus, on the other, within three years prior to the date of a sale by such selling stockholder hereunder will be described in a prospectus supplement relating to such sale. TCI has agreed to bear all costs and expenses of registering the shares covered by this prospectus under the Securities Act of 1933 and state securities laws, including registration fees, its legal and accounting fees and expenses and costs relating to the printing and distribution of this prospectus. The selling stockholders under this prospectus will be responsible for any underwriting discounts, selling commissions or other compensation payable to underwriters, agents, or broker-dealers, except that TCI has agreed to pay a commission of $0.02 per share for shares covered by this prospectus sold in the Nasdaq National Market pursuant to the equity swap transactions.

                              PLAN OF DISTRIBUTION

     Any distribution of the shares covered by this prospectus by the selling stockholders under this prospectus may be effected from time to time in one or more of the following transactions:

     (1) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

     (2) to dealers or underwriters who will acquire such shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to other dealers may be changed from time to time);

     (3) directly or through brokers or agents in private sales at negotiated prices;

     (4) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; or

     (5)  by any other legally available means.

     Also, offers to purchase shares covered by this prospectus may be solicited by agents designated by the selling stockholders under this prospectus from time to time. Dealers, underwriters or agents participating in an offering made pursuant to this prospectus and the registration statement of which this prospectus comprises a part (as each may be amended or supplemented from time to time) may receive underwriting discounts or commissions under the Securities Act of 1933 and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

      TCI has been advised by each selling stockholder under this prospectus that it has not, as of the date of this prospectus, entered into any arrangement with an underwriter, agent or broker-dealer for the sale of the shares covered by this prospectus.

      The selling stockholders under this prospectus may also sell all or a portion of the shares covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act of 1933, to the extent that such sales may be made in compliance with such Rule.

     The selling stockholders under this prospectus and any agents or broker-dealers that participate with the selling stockholders in the distribution of any of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discount or commission received by them and any profit on the resale of shares covered by this prospectus purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

      In connection with a sale of shares covered by this prospectus, the following information will, to the extent then required, be provided in the prospectus supplement relating to such sale: the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

                                 VALIDITY OF SHARES

     On behalf of TCI, Stephen M. Brett, Esq., Executive Vice President and General Counsel of TCI, will pass upon the validity of the shares covered by this prospectus.

                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to a restatement of the consolidated financial statements and related financial statement schedules as of December 31, 1997 and for the year then ended.

     The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the combined financial statements above refers to the effects of not consolidating the TCI Group's interest in the Liberty Media Group and the TCI Ventures Group for all periods that the TCI Group has an interest in the Liberty Media Group and the TCI Ventures Group.

     The combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 1), dated January 7, 1999, of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for notes 2 and 14, which are as of September 14, 1998, and January 6, 1999, respectively, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997 incorporated in this prospectus by reference, which appear in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

     The Company has not authorized any person to make a statement or to provide information that differs from what is in this prospectus and any prospectus supplement. If any person makes such a statement or provides such information, you should not rely on it. This prospectus and any prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any state in which such offer or sale is not permitted. The information in this prospectus and any prospectus supplement is complete and accurate as of its date, but such information may change after such date.


                         -----------------------------



                               Table of Contents

                                         Page
                                         ----

Where You Can Find More Information.....  2
The Company.............................  3
Recent Developments.....................  4
Selling Stockholders....................  8
Plan of Distribution.................... 12
Validity of the Shares.................. 13
Experts................................. 13


================================================================================
================================================================================

                           Tele-Communications, Inc.



                    Series A TCI Ventures Group Common Stock



                   -----------------------------------------


                                   Prospectus


                   -----------------------------------------



                          ______________________, 1999

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All of the expenses in connection with the distribution of the Shares are set forth below and will be borne by the Registrant. Except for the registration fee, all expenses are estimated.

Registration Fee........................................   $90,462.94
Blue Sky Fees and Expenses (including counsel fees).....     2,000.00
Legal Fees and Expenses.................................    20,000.00
Accounting Fees and Expenses............................    25,000.00
Miscellaneous...........................................     1,000.00
                                                          -----------
Total...................................................  $138,462.94
                                                          ===========

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

     "1.  Limitation on Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

          (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

     The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

     The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

     The Company may purchase liability insurance policies covering its directors and officers.

     In addition, the Selling Stockholders have agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against certain liabilities, including civil liabilities under the Securities Act, in connection with certain actions arising out of the sale of the Shares registered hereby.

Item 16. EXHIBITS

Exhibits       Description
--------       -----------
4.1       Restated Certificate of Incorporation of the Company, dated August 4,
          1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
          October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
          January 25, 1996, January 25, 1996, April 7, 1997, August 28, 1997,
          December 30, 1997 and December 30, 1997 (Incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K
          for the year ended December 31, 1997 (Commission File No. 0-20421)).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A
          (Amendment No. 1) (Commission File No. 0-20421)).

4.3       Specimen Stock Certificate for the Tele-Communications, Inc. Series A
          TCI Ventures Group Common Stock, par value $1.00 per share
          (Incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8 (Registration No. 333-40141)).

5         Opinion of Stephen M. Brett, Esq./*/

23.1      Consent of KPMG LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of KPMG LLP.

23.4      Consent of KPMG LLP.

23.5      Consent of KPMG LLP.

23.6      Consent of KPMG Audit Plc.

23.7      Consent of KPMG LLP.

23.8      Consent of Deloitte & Touche LLP.

23.9      Consent of Stephen M. Brett, Esq. (included in Exhibit 5)./*/

24        Powers of Attorney./*/

99.1 Registration Rights Agreement, dated as of June 16, 1997, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith
          Incorporated (Incorporated herein by reference to Exhibit 99.1 of the Company's Registration Statement on Form S-3 (Registration No. 333-
          29849)).

99.2 Registration Rights Agreement, dated as of June 16, 1997, by and between the Company and LB I Group Inc. (Incorporated herein by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-3 (Registration No. 333-29849)).

------------------
/*/  Previously filed.

Item 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on February 8, 1999.


                         TELE-COMMUNICATIONS, INC.




                         By: /s/ Stephen M. Brett
                            ____________________________________________________

                            Name:  Stephen M. Brett
                            Title:  Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:


Signature                           Title                                    Date
---------                           -----                                    ----

              *                     Chairman of the Board,                   February 8, 1999
-------------------------           Chief Executive Officer
(John C. Malone)                    and Director
                                    (Principal Executive
                                    Officer)

              *                     President, Chief Operating               February 8, 1999
-------------------------           Officer and Director
(Leo J. Hindery, Jr.)

              *                     Director                                 February 8, 1999
-------------------------
(Donne F. Fisher)

              *                     Director                                 February 8, 1999
-------------------------
(John W. Gallivan)

              *                     Director                                 February 8, 1999
-------------------------
(Paul Gould)

              *                     Director                                 February 8, 1999
-------------------------
(Jerome H. Kern)

              *                     Director                                 February 8, 1999
-------------------------
(Kim Magness)

              *                     Director                                 February 8, 1999
-------------------------
(Robert A. Naify)

              *                     Director                                 February 8, 1999
-------------------------
(J .C. Sparkman)

              *                     Senior Vice President and Treasurer      February 8, 1999
-------------------------           (Principal Financial Officer)
(Bernard W. Schotters)

              *                     Executive Vice President of Finance      February 8, 1999
-------------------------           and Accounting of TCI
(Ann M. Koets)                      Communications, Inc.
                                    (Principal Accounting Officer)

*By: /s/ Stephen M. Brett
    ________________________
      Stephen M. Brett
      Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibits  Description
--------  -----------
4.1       Restated Certificate of Incorporation of the Company, dated August 4,
          1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
          October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
          January 25, 1996, January 25, 1996, April 7, 1997, August 28, 1997,
          December 30, 1997 and December 30, 1997 (Incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K
          for the year ended December 31, 1997 (Commission File No. 0-20421)).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A
          (Amendment No. 1) (Commission File No. 0-20421)).

4.3       Specimen Stock Certificate for the Tele-Communications, Inc. Series A
          TCI Ventures Group Common Stock, par value $1.00 per share
          (Incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8 (Registration No. 333-40141).

5         Opinion of Stephen M. Brett, Esq./*/

23.1      Consent of KPMG LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of KPMG LLP.

23.4      Consent of KPMG LLP.

23.5      Consent of KPMG LLP.

23.6      Consent of KPMG Audit Plc.

23.7      Consent of KPMG LLP.

23.8      Consent of Deloitte & Touche LLP.

23.9      Consent of Stephen M. Brett, Esq. (included in Exhibit 5)./*/

24        Powers of Attorney./*/

99.1 Registration Rights Agreement, dated as of June 16, 1997, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith
          Incorporated (Incorporated herein by reference to Exhibit 99.1 of the Company's Registration Statement on Form S-3 (Registration No. 333-
          29849)).

99.2 Registration Rights Agreement, dated as of June 16, 1997, by and between the Company and LB I Group Inc. (Incorporated herein by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-3 (Registration No. 333-29849)).

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/*/  Previously filed.